                                                                   EXHIBIT 10.5

                        THIRD AMENDMENT TO FIFTH AMENDED
                           AND RESTATED LOAN AGREEMENT

         This Third Amendment to Fifth Amended and Restated Loan Agreement, dated as of June 26, 2003, by and among The J. Jill Group, Inc., a Delaware corporation ("BORROWER") on the one hand, and Citizens Bank of Massachusetts, HSBC Bank USA, and Banknorth, N.A. (collectively, "LENDERS") and Citizens Bank of Massachusetts as agent ("AGENT") for the LENDERS, on the other hand.

                                   WITNESSETH:

         WHEREAS, BORROWER, LENDERS and AGENT are parties to that certain Fifth Amended and Restated Loan Agreement dated as of June 29, 2001, as amended by First Amendment thereto dated as of August 28, 2001, and by Second Amendment thereto dated as of July 25, 2002 (collectively, the "LOAN AGREEMENT"); and

         WHEREAS, BORROWER, LENDERS and AGENT wish to amend the LOAN AGREEMENT as more particularly hereafter set forth. Capitalized terms used herein without definition shall have the meanings ascribed to them in the LOAN AGREEMENT.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree that the LOAN AGREEMENT is hereby amended as follows:

         1. Section 1.01 of the LOAN AGREEMENT is hereby amended by deleting the definition of "AGGREGATE COMMITMENT AMOUNT" appearing therein and substituting therefor the following:

             "AGGREGATE COMMITMENT AMOUNT shall mean the sum of SIXTY MILLION DOLLARS ($60,000,000)."

         2. Section 1.01 of the LOAN AGREEMENT is hereby amended by adding a new definition to said Section as follows:

             "SEC" shall mean the United States Securities and Exchange Commission, an agency of the United States government.

         3. Section 1.01 of the LOAN AGREEMENT is hereby amended by deleting the definition of "TERMINATION DATE" appearing therein and substituting therefor the following:

             "TERMINATION DATE shall mean June 1, 2005."

         4. Section 2.01 of the LOAN AGREEMENT is hereby deleted in its entirety and the following is substituted therefor:

             "2.01 Subject to, and upon the terms and conditions herein provided, during the AVAILABILITY PERIOD, each LENDER severally to the extent of its COMMITMENT and COMMITMENT PERCENTAGE, agrees to make ADVANCES to the BORROWER, so long as (a) after giving effect to BORROWER'S request for each such ADVANCE, the REVOLVING LOAN BALANCE does not exceed Twenty Million Dollars ($20,000,000); (b) the CREDIT BALANCE does not exceed the AGGREGATE COMMITMENT AMOUNT; and (c) at the time of such ADVANCE the conditions specified in
             Section 2.15 have been and remain fulfilled."

         5. Section 5.01 of the LOAN AGREEMENT is hereby amended by deleting said Section in its entirety and substituting therefor the following:

             "5.01 The respective amount of each LENDER'S COMMITMENT AMOUNT and its respective COMMITMENT PERCENTAGE with respect to the LOANS shall be:

             -------------------------------------------------------------------
                       BANK             COMMITMENT             COMMITMENT
                                          AMOUNT               PERCENTAGE
             -------------------------------------------------------------------
                  Citizens Bank of      $27,000,000               45%
                  Massachusetts
             -------------------------------------------------------------------
                  HSBC Bank USA         $21,000,000               35%
             -------------------------------------------------------------------
                  Banknorth, N.A.       $12,000,000               20%"
             -------------------------------------------------------------------

         6. Subsection 8.01(a) of the LOAN AGREEMENT is hereby deleted in its entirety and the following is substituted therefor:

             "8.01(a) As soon as practicable and in any event not later than the earlier of (i) ninety (90) days after the end of each fiscal year, or (ii) the date on which consolidated statements are filed with the SEC, consolidated statements, on an unqualified audit basis, of income, retained earnings and cash flow of the BORROWER and its SUBSIDIARIES for such year, and audited balance sheets of the BORROWER and its SUBSIDIARIES as at the end of such year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the MAJORITY LENDERS and certified by the ACCOUNTANTS whose certificate shall be on an unqualified, audited basis representing an unqualified opinion, all in scope and substance satisfactory to the MAJORITY LENDERS, and such financial statements shall be prepared in accordance with GAAP."

         7. Subsection 8.01(b) of the LOAN AGREEMENT is hereby deleted in its entirety and the following is substituted therefor:

             "8.01(b) As soon as practicable and in any event not later than the earlier of (i) forty-five (45) days after the end of each of the first three quarterly periods in each FISCAL YEAR, or (ii) the date on which consolidated statements are filed with the SEC, consolidated statements of income and cash flow of the BORROWER and its SUBSIDIARIES for the period from the beginning of the current FISCAL YEAR to the end of such quarterly period, and a balance sheet of the BORROWER and its SUBSIDIARIES as at the end of such quarterly period, setting forth in each case, in comparative form, figures for the corresponding period in the preceding FISCAL YEAR, all in reasonable detail, and such financial statements shall be prepared in accordance with GAAP subject to customary year end adjustments and the absence of footnotes. Such quarterly statements shall correspond to the information contained in BORROWER'S 10Q financial statements as filed with the SEC."

         8. Subsection 8.01(c) of the LOAN AGREEMENT is hereby amended by deleting the words "and consolidating" appearing in the third line of said subsection; and Subsection 8.01(d) of the LOAN AGREEMENT is hereby amended by deleting said subsection in its entirety and substituting therefor the following:

             "8.01(d) Not later than January 31 of each FISCAL YEAR, annual projections for such current FISCAL YEAR of BORROWER and its SUBSIDIARIES, showing projected monthly balance sheets, income statements, and cash flows for such year, all in such form as the AGENT shall reasonably require."

             Subsection 8.01(e) of the LOAN AGREEMENT is hereby amended by deleting said subsection in its entirety and substituting therefor the following:

             "8.01(e) At the time of delivery of the reports required by Section 8.01(a) and 8.01 (b), a certificate of the Chief Financial Officer, Vice President of Finance or Controller of the BORROWER, and within five (5) business days of the time of delivery of the reports required by Section 8.01(a), a certificate from the ACCOUNTANTS (i) stating that, in his, her or their opinion, as the case may be, if such be the case, there has been and is existing no DEFAULT or EVENT OF DEFAULT hereunder, or if that not be the case, setting forth the details of all such DEFAULT or EVENT OF DEFAULT, and (ii) in such BORROWER'S officer's certificate showing appropriate calculations indicating compliance (or non-compliance) with the covenants set forth in Article IX."

         9. Subsection 8.01(f) of the LOAN AGREEMENT is hereby amended by deleting said subsection in its entirety and substituting therefor the following:

             "8.01(f) If requested by any of the LENDERS, copies of all notices to shareholders, all proxies, reports and any other publicly available materials filed with the SEC and all press releases."

         10. Section 9.04 of the LOAN AGREEMENT is hereby deleted in its entirety and the following is substituted therefor:

             "9.04 The BORROWER shall not, and shall not permit any SPECIAL SUBSIDIARY to, merge or consolidate or be merged or consolidated with or into any other corporation or entity (except that nothing herein shall prevent any SPECIAL SUBSIDIARY from merging or consolidating with any other SPECIAL SUBSIDIARY, or any SPECIAL SUBSIDIARY(IES) merging or consolidating with the BORROWER) nor shall BORROWER create any SUBSIDIARY which is not in existence on the date of this AGREEMENT without obtaining the MAJORITY LENDERS' prior written consent."

         11. Section 9.17 of the LOAN AGREEMENT is hereby amended by deleting said section in its entirety and substituting therefor the following:

             "9.17 BORROWER's TANGIBLE NET WORTH shall not be less than One Hundred Nineteen Million Four Hundred Fifty Five Thousand Dollars ($119,455,000) from the date of execution hereof through December 26, 2003; and at December 27, 2003, BORROWER'S TANGIBLE NET WORTH shall not be less than the sum of (A) One Hundred Nineteen Million Four Hundred Fifty Five Thousand Dollars ($119,455,000) and (B) fifty percent (50%) of BORROWER'S net income (but not less than zero) for the year then ended (the "TNW MINIMUM BENCHMARK"). Thereafter, at each year end of BORROWER in each succeeding year, BORROWER's TANGIBLE NET WORTH shall not be less than the sum of (A) the TNW MINIMUM BENCHMARK for the immediately preceding year and
             (B) fifty percent (50%) of BORROWER'S net income (but not less than zero) for the year then ended."

         12. Subsection 12.02(a) of the LOAN AGREEMENT is hereby amended by deleting the subsection contained therein beginning with the words "Foley, Hoag" and ending with the words "Attn: David R. Pierson, Esq." and substituting therefor the following:

                    "Foley Hoag LLP
                    155 Seaport Boulevard
                    Boston, MA 02210
                    Fax: (617) 832-7000
                    Attn: David R. Pierson, Esq."

         13. Subsection 12.02(b) of the LOAN AGREEMENT is hereby amended by deleting the name "Christopher M.S. Harrocks, Vice President" appearing therein and substituting therefor the name "George Ahlmeyer, Senior Vice President".

         14. Subsection 12.02(b) of the LOAN AGREEMENT is hereby further amended by deleting the words "Bank of New Hampshire, N.A. c/o BankNorth Group, Inc." appearing in said subsection and substituting therefor the words "Banknorth, N.A."

         15. Subsection 12.02(b) of the LOAN AGREEMENT is hereby further amended by deleting the words ", Suite 700" appearing immediately after the words "7 New England Executive Park" appearing in said subsection.

         16. Subsection 12.02 (c) of the LOAN AGREEMENT is hereby amended by deleting the subsection contained therein beginning with the words "Schnader Harrison Goldstein & Manello" and ending with the name "Paul J. Levenson, Esq." and substituting therefor the following:

                    "Adler Pollock & Sheehan, P.C.
                    175 Federal Street
                    Boston, MA 02110
                    Fax: (617) 482-0604
                    Attn: Paul J. Levenson, Esq."

         17. Simultaneously herewith, BORROWER shall pay to AGENT for the benefit of the LENDERS on a pro rata basis a facility fee of Seventy-Five Thousand Dollars ($75,000) in connection with this Third Amendment to Fifth Amended and Restated Loan Agreement.

         18. Simultaneously herewith, BORROWER shall execute and deliver respectively to each of the LENDERS an amended and restated REVOLVING NOTE in the face amount as set forth in Section 5.01, in substitution for (and replacing and superseding) each REVOLVING NOTE previously given to each such LENDER, each in form and substance satisfactory to AGENT.

Except as hereby amended, the LOAN AGREEMENT is hereby ratified, confirmed and republished.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written.

CITIZENS BANK OF MASSACHUSETTS                         THE J. JILL GROUP, INC.

By: /s/ Lori B. Leeth                                  By: /s/ Linda L. Trudel
    ---------------------------------------                ---------------------------
    Lori B. Leeth, Senior Vice President               Name: Linda L. Trudel
                                                           ---------------------------
                                                       Title: Vice President/Corporate Controller

HSBC BANK USA                                          BANKNORTH, N.A.

By: /s/ George Ahlmeyer                                By: /s/ Jon R. Sundstrom
    ----------------------------------------               ---------------------------
      George Ahlmeyer, Senior Vice President               Jon R. Sundstrom
                                                           Senior Vice President




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